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February 19, 1997



American Enterprise Life Insurance Company
P.O. Box 534
Minneapolis, MN 55440-0534

Gentlemen:

Reference is made to the Registration Statement of American
Enterprise Variable Annuity Account on Form N-4 (File No.
33-54471) under the Securities Act of 1933 which became effective
January 12, 1995, registering an indefinite amount of securities pursuant to Rule 24f-2 adopted under the Investment Company Act of 1940.

In connection with the Rule 24f-2 Notice for the fiscal year ended December 31, 1996, I have made such examination of matter of fact and law as I have deemed appropriate, and am of the opinion that:

1) During the entire period covered by the Rule 24f-2 Notice, American Enterprise Variable Annuity Account was a validly created and existing separate account of American Enterprise Life Insurance Company duly authorized, as a unit investment trust, to issue and sell the securities registered, and

2) The securities issued, being variable annuity contracts, were legally issued and non-assessable and require no further payment by the purchaser.

I hereby consent that the foregoing opinion may be used in connection with the Rule 24f-2 Notice.

Sincerely,



Mary Ellyn Minenko
Attorney at Law
(612) 671-3678

MEM/TM/rdh